                                                                   Exhibit 3.11

                            ARTICLES OF INCORPORATION

                                       OF

                    DIVESTED LITCHFIELD PARK PROPERTIES, INC.

            The undersigned, acting as incorporators of a corporation under the Arizona Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

            FIRST: The name of the corporation is Divested Litchfield Park Properties, Inc.

            SECOND: The period of its duration is perpetual.

            THIRD: The purpose or purposes for which the corporation is organized are:

            To engage in the transaction of any or all lawful purposes for which corporations may be incorporated under the provisions of the Arizona Business Corporation Act.

            FOURTH: A brief statement of the character of business which the corporation initially intends to conduct in Arizona is:

            To carry on whatever business remains of Litchfield Park Properties, Inc., ("LP") in anticipation of winding down LP's business after the sale and transfer of all LP's assets and certain liabilities.

            FIFTH: The aggregate number of shares which the corporation shall have authority to issue is Three Thousand (3,000) common shares, all of which shall be without par value.

            SIXTH: The name and address of the initial System, 3225 North Central Avenue, Phoenix, Maricopa County, Arizona 85012.

            SEVENTH: The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

     NAME               ADDRESS
     ----               -------
J. A. Barbera     1209 Orange Street
                  Wilmington, DE 19801

A. M. Horne       1209 Orange Street
                  Wilmington, DE 19801

Edward G. Geist   1209 Orange Street
                  Wilmington, DE 19801

            EIGHTH: The name and address of each incorporator is:

        NAME                  ADDRESS
        ----                  -------
Cindy L. Parrinello   3225 North Central Avenue
                      Phoenix, AZ 85012

Kim King              3225 North Central Avenue
                      Phoenix, AZ 85012

Eleanor J. Brennan    3225 North Central Avenue
                      Phoenix, AZ 85012

Dated: November 25, 1987.

                                                   /s/ Cindy L. Parrinello
                                                   ---------------------------
                                                   Cindy L. Parrinello

                                                   /s/ Kim King
                                                   ---------------------------
                                                   Kim King

                                                   /s/ Eleanor J. Brennan
                                                   ---------------------------
                                                   Eleanor J. Brennan

            CT CORPORATION SYSTEM, having been designated to act as statutory agent, hereby consents to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

                                     C T CORPORATION SYSTEM

                                     /s/ Cindy L. Parrinello
                                     ----------------------------------------
                                     Cindy L. Parrinello, Special Asst. Secy.

STATE OF ARIZONA
CORPORATION COMMISSION

I hereby certify this to be a true and
complete copy of the document filed in this office and admitted to record in File No. 02006303

_______________________________
Executive Secretary

Dated:  3/30/05 By: /s/ Yvonne Mendez
                   --------------------------
                        Yvonne Mendez

                                       3